UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2015

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2015, Lynn J. Lyall notified CECO Environmental Corp. (the “Company”) that he will resign from the Company’s board of directors (the “Board”) effective June 7, 2015. Mr. Lyall’s decision was not due to any disagreement with the Company’s management or the Board. The Company is grateful to Mr. Lyall for his service on the Board.

On June 7, 2015, the Board, based on the recommendation of the Nominations and Governance Committee of the Board, appointed Claudio A. Mannarino to the Board to fill the vacancy and appointed him to serve as the Chairman of the Audit Committee of the Board, to serve until his successor is elected and qualified or until his earlier resignation or removal.

As a non-employee Director, Mr. Mannarino will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP.

By:	/s/ Edward J. Prajzner
Name: Edward J. Prajzner Title: Chief Financial Officer and Secretary

Date: June 8, 2015